UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12a

FERMI INC.

(Name of Registrant as Specified in Its Charter)

VICKSBURG INVESTMENTS MANAGEMENT LLC

TOBY R. NEUGEBAUER

MELISSA A. NEUGEBAUER 2020 TRUST

DAVID A. DAGLIO

CHARLES M. ELSON

JOHN T. JIMENEZ

JANET YANG

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
☐	Fee paid previously with preliminary materials.

On May 5, 2026, Toby R. Neugebauer, together with the other participants named herein, issued a press release:

Toby Neugebauer Calls a Special Meeting to Unlock Maximum Value for Fermi Shareholders

Special Meeting Will Provide Shareholders First Opportunity Since IPO to Vote on Future of Fermi

Fermi Has Thus Far Not Run a Comprehensive and Credible Strategic Process to Reach the Full Range of Potential Interested Parties in Pursuit of Value-Maximizing Transactions

Under Neugebauer’s Leadership, the Fermi Team Created a World-Class Company

DALLAS, May 5, 2026 – Toby Neugebauer, Co-Founder and largest shareholder of Fermi Inc. (d/b/a Fermi America) (Nasdaq: FRMI) (“Fermi” or the “Company”), today announced that he called a Special Meeting of Shareholders to be held on May 29, 2026 (the “Special Meeting”) in his capacity as Chief Executive Officer of Fermi on April 17, 2026, and has filed preliminary proxy materials in connection with the Special Meeting. The Special Meeting will provide Fermi shareholders with their first opportunity since the initial public offering to express their views to the Board and determine the future of the Company. Thus far, Fermi has rejected a potential sale or merger of the Company.

Mr. Neugebauer will nominate a slate of five directors for election at the Special Meeting. In addition to his nomination of this slate, Mr. Neugebauer has already designated two industry titans who fully understand the Company’s true value—the former Chief Financial Officer and current Chief Power Officer—to the Board. Mr. Neugebauer, the Neugebauer family, and other C-suite executives and management that departed on or after Friday, April 17 own ~40% of the outstanding shares.

In conjunction with strong tenant demand, Mr. Neugebauer believes the Board must immediately execute a dual-track process at Fermi speed in which the Company is able to assess all options to maximize shareholder value. Given the capital intensity, the infrastructure complexity, and multiparty execution demands at Project Matador, Mr. Neugebauer is fully behind strategic transactions—including M&A—to maximize shareholder value.

In respect to any strategic transaction, Mr. Neugebauer—who is being advised by a leading investment bank—believes the right partner will have a low cost of capital, a proven ability to construct, and is either a customer, or has a customer, at the table. A key focus of this process is allowing his colleagues and the Amarillo community to see the project to fruition.

“I could not be prouder of the execution and progress with tenants at the time of my departure. I saw Project Matador’s potential realized, and that’s why I have yet to sell a single share of Fermi since the IPO because I know exactly what it is worth. We built a world-class company in record time, and my focus is entirely on protecting and realizing that value for all shareholders. It’s time the shareholders get a voice in the future of the Company,” said Toby Neugebauer.

Under Mr. Neugebauer’s leadership, the Fermi team created a world-class asset—Project Matador—that he believes is highly desirable to third parties given the team’s material accomplishments in the 15 months leading up to his removal as CEO of Fermi:

●	Signed a 99-year ground lease with the Texas Tech University System;

●	Secured over 2 GW of total power generation (once in combined cycle including Xcel);

●	Obtained the nation’s second largest ~6 GW Clean Air Permit, with an additional ~5 GW Permit filed with TCEQ;

●	Secured ~$1 billion in finance facilities, the majority from the world’s leading infrastructure lender ($500 million from Mitsubishi UFJ Financial Group (MUFG));

●	Negotiated significant tax abatements with local and county districts;

●	Filed a free trade zone application, which required significant local, state, and federal approvals;

●	Assembled one of the top nuclear teams in the world, having successfully built 16 reactors to date, on time and on budget;

●	Submitted the first large-scale nuclear combined operating license application that was accepted for review by the Nuclear Regulatory Commission (NRC) in over 15 years;

●	The Nuclear Regulatory Commission announced Project Matador as an inaugural participant in the environmental impact statement pilot program to expedite nuclear regulatory approvals;

●	Partnered with Hyundai E&C—the only company to have successfully built 24 nuclear reactors globally, ten of them simultaneously, on time and on budget;

●	Hyundai E&C initiated Fermi’s front-end engineering design study and featured Fermi’s nuclear leadership at its large-scale Nuclear Technology Seminar in Dallas to engage contractors and strengthen U.S. nuclear supply chain and workforce readiness;

●	Ordered key nuclear long lead time equipment from Doosan Enerbility;

●	Installed 450MMcfpd natural gas pipeline;

●	Secured 2.5MGD of water from the City of Amarillo and a path to ~18.5MGD of maximum peaking availability via site adjacent properties, with water line and tower one complete;

●	Secured up to 200 MW power agreement with Xcel and constructed 86 MW tie in;

●	Garnered significant amounts of high-voltage electrical equipment;

●	Received first six Siemens SGT800s in port in Houston; and

●	GE 6B Frame turbines acquired and being refurbished in Houston.

Mr. Neugebauer intends to file a definitive proxy statement and accompanying BLUE proxy card with the SEC and solicit shareholders to vote FOR the five highly qualified director nominees and other proposals on a BLUE proxy card. Copies of the materials will be available on the SEC’s website at http://www.sec.gov.

Important Information

Toby Neugebauer, two of his affiliated entities, Vicksburg Investments Management LLC and Melissa A. Neugebauer 2020 Trust (collectively with Mr. Neugebauer, “Toby Neugebauer”), and any other participants in their solicitation, intend to file a definitive proxy statement on Schedule 14A, accompanying BLUE proxy card, and other relevant documents with the Securities and Exchange Commission in connection with the solicitation of proxies with respect to the election of Toby Neugebauer’s slate of director candidates and other proposals that may come before Fermi’s Special Meeting of Shareholders.

THE PARTICIPANTS IN TOBY NEUGEBAUER’S SOLICITATION STRONGLY ADVISE ALL SHAREHOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER PROXY MATERIALS, INCLUDING THE BLUE PROXY CARD, THAT WILL BE FILED BY TOBY NEUGEBAUER AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS WILL PROVIDE COPIES OF THE APPLICABLE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST.

Toby Neugebauer filed a Schedule 13G with respect to the Company on November 14, 2025, which reported that Mr. Neugebauer beneficially owns 139,016,035 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), Vicksburg Investments Management LLC beneficially owns 44,656,376 shares of Common Stock, and Melissa A. Neugebauer 2020 Trust beneficially owns 94,359,659 shares of Common Stock.

3